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                                                                    Exhibit 10.1
                          AGREEMENT AND GENERAL RELEASE
                          -----------------------------

         This AGREEMENT AND GENERAL RELEASE ("AGREEMENT") is entered into by and between

                      BELDEN & BLAKE CORPORATION ("BELDEN")
                                       And
                          R. MARK HACKETT ("EMPLOYEE")

         WHEREAS, Employee's employment with Belden will be or has been terminated; and

         WHEREAS, Belden has offered certain benefits to Employee in return for Employee's executing this Agreement; and

         WHEREAS, Employee and Belden wish to resolve all issues arising from Employee's employment and termination of employment.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound thereby, the parties agree as follows:

         1. Employee acknowledges that Employee's employment with Belden terminated effective February 11, 2005 (the "Termination Date") and Employee resigned as an officer of Belden effective January 26, 2005.

         2. Employee acknowledges that Employee will receive the benefits specified in Exhibit A in return for his execution (and non revocation) of this Agreement.

         3. Employee acknowledges that by signing this Agreement and accepting the benefits of it, that Employee is giving up forever the right to seek any relief from Belden or the Belden & Blake Corporation 1999 Change in Control Protection Plan for Key Employees (the "Plan") or any person associated with Belden or the Plan for any event occurring prior to the execution of this Agreement by all parties, including Employee's decision to accept the benefits specified in Exhibit A and consequences of that decision. Pursuant to that understanding and as consideration for the payments under this Agreement, which Employee hereby acknowledges that


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Employee would not otherwise be entitled to receive, Employee irrevocably and unconditionally releases Belden, its present and former officers, directors, agents, employees, contractors, successors and assigns and the Plan and all fiduciaries of the Plan, and all other employee benefit or compensation plans or programs of Belden, except Employee's vested benefits under Belden's 401(k) Plan, (separately and collectively "Releasees"), jointly and individually, from any and all claims, known or unknown, which Employee, Employee's heirs, successors, or assigns have or may have against Releasees, and any and all liability which the Releasees may have to Employee. This Release relates to claims arising prior to and during Employee's employment by Belden, whether those claims are past or present, whether they arise from common law, contract or statute, whether they arise from labor laws, discrimination laws, or any other law, rule or regulation. Employee specifically acknowledges that this Release is applicable to any claim under the AGE DISCRIMINATION IN EMPLOYMENT ACT, as amended by the OLDER WORKERS BENEFIT PROTECTION ACT, the Civil Rights Act of 1964 and the American's With Disabilities Act, the Family and Medical Leave Act of 1993 and any similar state law. Employee acknowledges that Employee is releasing all claims Employee may have under the Plan. This Release is for any type of claim Employee may have, including but not limited to reinstatement, wages, back pay, front pay, severance pay, compensatory damages, punitive damages, damages for pain and suffering, or attorneys' fees. Employee agrees that Employee will not hereafter be entitled to any benefit from any claim or proceeding filed by Employee or on Employee's behalf with any agency or court. Employee further agrees that Employee will not seek employment with Belden after termination, and if Employee does seek employment, Belden may deny such employment and Employee will have no claim whatsoever because of said denial. The aforementioned restriction on future employment shall not apply in the event that Employee secures employment with a company, which is later acquired by Belden.

         4. Employee acknowledges and agrees that in the performance of Employee's duties as an employee of Belden, Employee was brought into frequent contact with, had access to,


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and became informed of confidential and proprietary information of Belden and/or information which is a trade secret of Belden (collectively, "Confidential Information"), as more fully described in the following paragraphs. Employee acknowledges and agrees that the Confidential Information of Belden gained by Employee during Employee's association with Belden was developed by and/or for Belden through substantial expenditure of time, effort and money and constitutes valuable and unique property of Belden.

           Employee will keep in strict confidence, and will not, directly or indirectly, at any time, disclose, furnish, disseminate, make available, use or suffer to be used in any manner any Confidential Information of Belden without limitation as to when or how Employee may have acquired such Confidential Information. Employee specifically acknowledges that Confidential Information includes any and all information, whether reduced to writing (or in a form from which information can be obtained, translated, or derived into reasonably useable form), or maintained in the mind or memory of the Employee and whether compiled or created by Belden, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, that reasonable efforts have been put forth by Belden to maintain the secrecy of Confidential Information, that such Confidential Information is and will remain the sole property of Belden, and that any retention or use by Employee of Confidential Information after the termination of Employee's employment with and services for Belden shall constitute a misappropriation of Belden's Confidential Information. Any violation of the foregoing obligations will constitute a breach of Employee's obligations that will permit Belden to terminate any further commitments under this Agreement as liquidated damages, but all of Employee's obligations and releases shall remain in effect. Belden's termination of further payments shall not preclude Belden from seeking additional damages from Employee as a result of Employee's violation.


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            Employee further agrees that Employee shall return, within ten (10)
days of the Termination Date, in good condition, all property of Belden then in Employee's possession or control, including, without limitation, (i) property, documents and/or all other materials (including copies, reproductions, summaries and/or analyses) which constitute, refer or relate to Confidential Information of Belden, (ii) keys to Belden property, (iii) files and (iv) blueprints or other drawings.

            Employee further acknowledges and agrees that Employee's obligation of confidentiality shall survive until and unless such Confidential Information of Belden shall have become, through no fault of Employee, generally known to the public or Employee is required by law (after providing Belden with notice and opportunity to contest such requirement) to make disclosure. Employee's obligations under this paragraph are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which Employee may have to Belden under general legal or equitable principles or statutes.

         5. Employee agrees that Employee will not for a period of twelve (12) months following the Termination Date on Employee's behalf or on behalf of any person or entity, attempt in any fashion to hire or otherwise obtain the services of any current employee of Belden. The aforementioned restriction on hiring shall not apply to any current employees of Belden whose employment with Belden terminates without any solicitation by Employee. Notwithstanding anything to the contrary contained in this Agreement, Employee may, at Employee's discretion, disclose the requirements of this paragraph 5 to prospective employers.

         6. The parties mutually agree that neither shall disparage, malign or otherwise say or do anything which could adversely affect the reputation or standing of the other party.

         7. Belden acknowledges that this Agreement does not waive any claim which Employee may have to any vested benefits under Belden's 401(k) Plan.

         8. The parties agree that the execution of this Agreement is in compromise and final settlement between the parties of all disputed matters, whether asserted or not, constitutes full


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satisfaction of all claims made or which could be made, and does not in any way admit liability or wrongdoing by any entity or individual.

         9. The parties intend this Agreement to be legally binding upon and inure to the benefit of each of them and their respective successors and assigns.

         10. This Agreement is the complete agreement between the parties, and there are no written or oral understandings, promises or agreements directly or indirectly related to this Agreement that are not incorporated herein in full.

         11. Employee states that Employee has carefully read this Agreement, that Employee has been advised prior to execution of this Agreement to seek the advice of an attorney and that this Agreement also advises Employee to seek the advice of an attorney, that Employee knows and understands the contents of this Agreement, that Employee has been given adequate time to consider whether to execute the Agreement, that Employee executes this Agreement knowingly and voluntarily as Employee's own free act and deed, and that this Agreement was freely entered into without fraud, duress or coercion.

         12. In compliance with the Older Workers Benefit Protection Act, Employee further acknowledges that Employee was given at least twenty-one (21) days in which to consider whether to execute this Agreement before being required to make a decision. Employee further acknowledges that Employee may revoke the Agreement for a period of seven (7) days from the date that Employee executes this Agreement, such revocation to be delivered in writing to Belden, and that this Agreement shall be effective only upon expiration of this revocation period, provided Employee does not revoke his acceptance hereof prior to the end of such period.

         13. This Agreement shall be and remain in effect despite any alleged breach of this Agreement or the discovery or existence of any new or additional fact, or any fact different from that which Belden or Employee now know or believe to be true. Notwithstanding the foregoing, nothing in this Agreement shall be construed as or constitute a release of any party's rights to enforce the terms of this Agreement.



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         14. This Agreement shall be governed by and interpreted under the laws of the State of Ohio, and the parties to this Agreement agree that jurisdiction for any action filed to enforce this Agreement or any provision hereof, or any action which involves interpretation of this Agreement or any provision hereof, shall be proper only in state court located in Stark County, Ohio, or in federal court located in Franklin County, Ohio.

         15. Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of any such term, covenant, or condition, nor shall any failure at any one time or more times be deemed a waiver or relinquishment at any other time or times of any right under the terms, covenants, or conditions hereof.

         16. This Agreement shall be construed and interpreted so as to be enforceable to the fullest extent permitted by law. If any provision of this Agreement shall be determined to be unlawful, improper, or unenforceable for any reason in any jurisdiction, such unenforceability shall not affect its validity or enforceability in any other jurisdiction, nor shall it effect the validity or enforceability of any other provision hereof.

         17. No modification or amendment of this Agreement shall be effective unless the same be in a writing duly executed by all the parties hereto.




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         IN WITNESS WHEREOF, and intending to be legally bound, each of the parties hereto has caused this Agreement to be executed as of the dates indicated.

Date: February 11, 2005                              BELDEN & BLAKE CORPORATION
      -----------------


                                                    By: /s/ Patricia A. Harcourt
                                                        ------------------------




Date: February 11, 2005                              /s/ R. Mark Hackett
      -----------------                              ---------------------------
                                                     R. Mark Hackett
                                     - 7 -

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                                    EXHIBIT A

                                 R. MARK HACKETT

                                I. Consideration

         1. Fifteen (15) months of severance pay in the total amount of $215,312.50, less required tax withholdings, to be paid within five (5) calendar days following the expiration of the revocation period set forth in Paragraph 12 of the Agreement. As additional consideration, Belden hereby relinquishes any claim that Employee was terminated for cause pursuant to Section 2.4 of the Plan.

         2. Employee shall receive in addition to the payments specified in Paragraph 1, payment for any accrued and unused vacation days. Employee shall receive this lump sum payment on the next regular pay day after the Termination Date, without regard to whether Employee executes this Agreement.


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